Exhibit 99.1

AITX’s RAD Targets the High Cost of Corrections Patrols with ROAMEO

Proof of Concept Will Explore an Alternative to Costly Vehicle Patrols, with Potential to Redirect Budget and Personnel to Higher Priority Needs

Detroit, Michigan, November 11, 2026 — Artificial Intelligence Technology Solutions, Inc. (the “Company”) (OTCID:AITX), a developer and operator of AI-driven security and productivity solutions for enterprise clients, today announced that its wholly owned subsidiary, Robotic Assistance Devices, Inc. (RAD), will deploy a ROAMEO™ autonomous security robot to a corrections facility for a proof of concept scheduled to run for 30 days. The deployment follows months of discussions and preparation with the corrections operator and will evaluate ROAMEO’s ability to perform autonomous perimeter patrols, reduce reliance on patrol vehicles and extend the reach of officers on duty. Based on discussions with the operator and various other factors, a successful evaluation could lead to the deployment of several dozen ROAMEO units.

“After 30 years in law enforcement, including my time at the FBI, I know how hard it is to maintain security when staffing runs thin,” said Troy McCanna, Chief Security Officer and Chief Revenue Officer at RAD and former FBI Special Agent. “I believe ROAMEO can make a real difference in corrections by extending the reach of the officers already on duty. Autonomous perimeter patrols can give corrections leaders more flexibility to assign highly trained officers where their judgment and experience matter most.”

ROAMEO can autonomously patrol fence lines and facility grounds for extended shifts, using its cameras and AI analytics to flag suspicious activity, including potential contraband deliveries. With SARA™, RAD’s Speaking Autonomous Responsive Agent, ROAMEO can also engage individuals in conversation and deliver verbal warnings. Real time alerts can notify a security center or facility manager, while ROAMEO can move to an area of concern to give staff a clearer view of what is happening. By assuming routine perimeter patrol duties, ROAMEO could reduce reliance on vehicle fleets and their associated operating and maintenance costs while keeping officers available for assignments that require their training and judgment.

Corrections operators face persistent staffing shortages, heavy overtime demands and the ongoing threat of contraband entering their facilities. A January 2026 Congressional Research Service report found that the federal Bureau of Prisons spent $387.2 million on overtime in fiscal 20251. The report also described how staffing shortages can pull employees away from their primary duties and how fatigue from extended shifts can diminish officers’ observational skills. These pressures strain operating budgets and the personnel responsible for maintaining security every day.

“Corrections is vital public safety work, and I’m excited about what ROAMEO can do to support the people who do it every day,” McCanna added. “We have spent months preparing for this evaluation and have high expectations for what ROAMEO can demonstrate. We want this operator, and others facing the same pressures, to see a practical path to stronger perimeter security and a more effective use of their personnel and budgets.”

The Company invites corrections operators, enterprise security teams and channel partners to connect with its team to evaluate ROAMEO for their facilities and explore opportunities to expand patrol coverage while reducing the cost of security patrols.

1 https://www.congress.gov/crs_external_products/R/PDF/R48826/R48826.3.pdf

About Artificial Intelligence Technology Solutions, Inc. (AITX)

AITX is a developer and provider of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and drive operational efficiency. Through its family of companies, including PURSUON, Inc. (formerly RAD-M), Robotic Assistance Devices, Inc. (RAD-I), Robotic Assistance Devices Residential (RAD-R), Robotic Assistance Devices Group (RAD-G), and Robotic Assistance Devices Lanka (Private) Limited (RAD Lanka), AITX develops and delivers a broad range of AI-driven technologies and services designed to transform security, automation, and operational workflows across multiple industries.

Through its primary subsidiary, RAD-I, AITX is redefining the nearly $50 billion U.S. security and guarding services industry2 with its AI-driven Solutions-as-a-Service model. RAD solutions are specifically designed to deliver cost savings of between 35% and 80% compared to traditional manned security and monitoring, utilizing a suite of stationary and mobile autonomous systems that complement, and in many cases replace, human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are primarily developed in-house.

All of RAD’s solutions are designed to integrate with leading industry platforms and workflows, including an integration with Immix®, a provider of central station and remote monitoring software.

The Company has completed a SOC 2 Type 2 examination covering the controls, system scope and review period described in the related report, a form of independent attestation frequently requested by enterprise and government clients that require documented data protection and compliance practices.

AITX is led by Steve Reinharz, CEO/CTO and founder of the Company and all subsidiaries, who brings decades of experience in the security services industry. The broader AITX leadership and its subsidiaries draw on deep expertise across security, law enforcement, and robotics innovation, supporting the Company’s ability to deliver practical and scalable solutions.

The Company’s solutions are deployed across a wide range of industries including enterprises, government, transportation, critical infrastructure, education, and healthcare.

To learn more, visit www.aitx.ai, www.radsecurity.com, www.pursuon.com, www.radgroup.ai, www.saramonitoring.ai, www.radlightmyway.com, and www.stevereinharz.com, or follow Steve Reinharz on X @SteveReinharz. Information contained on, or accessible through, the foregoing websites and social media accounts is not incorporated by reference into, and does not form a part of, this press release or any of the Company’s filings with the Securities and Exchange Commission.

2 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

This press release contains forward looking statements, including statements regarding the planned deployment of ROAMEO at a corrections facility; the anticipated timing, duration, scope and outcome of the 30 day proof of concept; management’s expectations regarding the evaluation and ROAMEO’s suitability for corrections applications; ROAMEO’s ability to perform autonomous perimeter patrols, identify suspicious activity and potential contraband deliveries, provide timely alerts, move to areas of concern and support security personnel; SARA’s ability to support conversational engagement and verbal warnings; the potential to reduce reliance on patrol vehicles, lower operating and maintenance costs and allow officers to focus on other assignments; the potential for a successful evaluation to lead to several dozen ROAMEO deployments with the operator; and the potential for additional orders, commercial deployments, recurring revenue or broader adoption within the corrections industry.

Forward looking statements are based on management’s current expectations and assumptions and are subject to significant risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, among others: the possibility that the proof of concept or related arrangements are delayed, modified, extended, suspended, canceled or terminated; delays or failures involving manufacturing, component availability, quality control, transportation, site preparation, route mapping, charging infrastructure, integration, commissioning or customer acceptance; the possibility that ROAMEO or SARA does not perform as expected or meet the operator’s requirements under actual operating conditions, including weather, lighting, terrain, obstacles, traffic, connectivity and charging conditions; interruptions, failures or limitations in autonomous navigation, detection, analysis, conversational engagement, communications or other hardware and software functions; missed events, false alerts, incorrect classifications, inappropriate or ineffective verbal responses, or delayed or unsuccessful notifications; requirements relating to facility security procedures, human supervision, safety, privacy, cybersecurity, data handling and applicable laws or regulations; the possibility that anticipated patrol coverage, staffing efficiencies or cost savings are not achieved or are offset by deployment, integration, maintenance, supervision, service or other operating costs; the possibility that evaluation results do not support expansion or cannot be replicated at other locations or at greater scale; customer budget constraints, procurement requirements, approval processes, competing priorities and changes in purchasing decisions; the Company’s ability to provide reliable service and support and scale production and deployment capabilities; competition and pricing pressure; the possibility that evaluations or deployments do not result in additional purchases, contract renewals, sustained recurring revenue or anticipated cash receipts; the Company’s ability to fund operations and fulfill customer commitments; the availability and terms of financing and its potential dilutive effects; the Company’s history of operating losses and its ability to continue as a going concern; and the other risks described in the Company’s most recent annual and quarterly reports, any amendments to those reports, and subsequent filings with the Securities and Exchange Commission, available at www.sec.gov.

The proof of concept is an evaluation. Its initiation or successful completion does not, by itself, establish a commitment to purchase, lease or deploy additional units. References to several dozen potential ROAMEO deployments reflect discussions concerning a possible expansion and should not be interpreted as a binding order, committed backlog or forecast of future revenue. Any expansion would depend on evaluation results, customer decisions, available funding, required approvals and mutually acceptable commercial arrangements. There can be no assurance that the evaluation will result in additional orders or deployments.

Actual cost savings and staffing efficiencies, if any, will depend on facility conditions, deployment configurations, service requirements, total operating costs and the extent to which existing patrol duties and vehicle expenses can be reassigned, reduced or eliminated. ROAMEO and SARA are intended to support security operations subject to human oversight and facility procedures. Their use does not guarantee the detection or prevention of every unauthorized activity, contraband delivery or security incident. Industry statistics referenced in this release provide general context and should not be interpreted as describing the participating operator’s staffing levels, expenditures or security incidents, or as estimates of savings achievable through this deployment.

Forward looking statements are not guarantees of future performance. Readers are cautioned not to place undue reliance on these statements, which speak only as of the date of this release. The Company does not qualify for the safe harbor for forward looking statements provided by the Private Securities Litigation Reform Act of 1995. Except as required by law, the Company undertakes no obligation to update or revise any forward looking statement. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company.

For purposes of the Company’s disclosures, “Artificial Intelligence” refers to machine based systems designed to operate with varying levels of autonomy that, for a given set of human defined objectives, can make predictions, recommendations or decisions influencing real or virtual environments. In the context of the Company’s business, Artificial Intelligence is deployed primarily within the security services and property management industries to support functions such as detection, analysis, prioritization, communication and response related to safety, security and operational events.

The Company delivers these capabilities principally through its SARA™ (Speaking Autonomous Responsive Agent) platform, which serves as the Company’s primary agentic artificial intelligence system. SARA is designed to receive and process video, audio and other sensor data, apply automated analysis and inference, and support actions in accordance with predefined operational objectives and human oversight. The Company’s Board of Directors oversees the Company’s deployment of Artificial Intelligence.

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Doug Clemons, Chief Marketing Officer
248-270-8273
doug.c@radsecurity.com